UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 30, 2007

BODISEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32616	98-0381367
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Room 2001, FanMei Building
No. 1 Naguan Zhengjie
X’ian, Shaanxi 710068
People's Republic of China
(Address of Principal Executive Offices

86-29-87895373
(Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 30, 2007, Kabani & Company, Inc. (“Kabani”) the independent registered public accounting firm resigned as the auditor of Bodisen Biotech, Inc. (the “Company”).

Kabani’s audit reports on the Company’s financial statements for the years ended December 31, 2006 and 2005, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles except that the audit reports for the fiscal years ended December 31, 2006 and 2005, contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

In addition, during the fiscal years ended December 31, 2006 and 2005 and the subsequent interim periods preceding Kabani’s resignation, there were no disagreements between the Company and Kabani on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to the satisfaction of Kabani, would have caused Kabani to make reference to the subject matter of the disagreements in connection with its report. During the fiscal years ended December 31, 2006 and December 31, 2005, and the interim period through July 30, 2007, there were no “reportable events” as that term is described in Item 304(a) (1) (v) of Regulation S-K or events reportable pursuant to Item 304(a)(1)(iv)(B) of Regulation S-B, except that the management reported in its Form 10-K for the year ended December 31, 2006 that, until the end of 2006, it did not know that the Company would be considered an “accelerated filer” and would be required to assess and evaluate its internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”) as of the end of the period covered by such annual report on Form 10-K. As disclosed therein, because management had not completed all the steps necessary to enable Kabani to satisfactorily complete an audit of management’s internal control over financial reporting pursuant to SOX 404, Kabani disclaimed any opinion on management’s assessment or on the effectiveness of the Company’s internal control over financial reporting. Kabani did not rely on the Company’s internal controls in designing its audit procedures.

The Company is currently in the process of engaging another accounting firm to serve as the Company’s independent accountants. Once the Company has entered into an engagement with its new independent public accounting firm, the Company will file the required Current Report on Form 8-K concurrent with that event.

Pursuant to the requirements of Regulation S-K, the Company has provided a copy of this disclosure to Kabani and has requested that Kabani furnish it a letter addressed to the Commission stating whether it agrees with the statements made by the Company under this Item 4.01 and, if not, stating the respects in which it does not agree. The Company will amend this Current Report on Form 8-K to include a copy of Kabani’s response letter as an Exhibit to this Current Report on Form 8-K when received in accordance with the requirements of Regulation S-K.

Item 8.01  Other Events

(a) At a July 30, 2007 meeting of the Board of Directors of the Company, in light of the fact that its securities are no longer listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association, the Board of Directors of the Company took action to disband its audit committee effective July 30, 2007.

(b) The Company anticipates that it will be unable to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 with the Securities and Exchange Commission on a timely basis. Prior to filing such Quarterly Report, among other things, the Company will need to have engaged a replacement accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BODISEN BIOTECH, INC. (Registrant)
Date: August 2, 2007	/s/ Bo Chen
Bo Chen Chairman, Chief Executive Officer and President